UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 30, 2014
Cintas Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio	45262-5737
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(513) 459-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
As previously disclosed, on March 18, 2014, certain subsidiaries of Cintas Corporation (“Cintas”) entered into an agreement (the “JV Framework Agreement”) with the shareholders of Shred-it International Inc. (“Shred-it”) to combine the document destruction, recycling and ancillary services businesses of Cintas and Shred-it (the “Transaction”). The Transaction closed on April 30, 2014.
Pursuant to the terms of the JV Framework Agreement, each of Cintas and Shred-it contributed substantially all of its equity interests in, and the assets of, its document destruction, recycling and ancillary services business to a newly formed joint venture limited partnership (the “JV Partnership”) in exchange for an approximate 42% and 58% equity interest in the JV Partnership, respectively. Furthermore, in connection with the closing of the Transaction, Cintas received a cash payment of approximately $180 million.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTAS CORPORATION

Date: May 5, 2014	By:	/s/ William C. Gale
William C. Gale
Senior Vice President and Chief Financial Officer